Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Crescent Banking Company

We consent to the incorporation by reference in the registration statement No. 333-08545 on Form S-8 of Crescent Banking Company of our report dated March 20, 2008, with respect to the consolidated financial statements of Crescent Banking Company and subsidiaries which report appears in Crescent Banking Company’s 2007 Annual Report on Form 10-K.

/s/ Dixon Hughes PLLC

Atlanta, Georgia

March 20, 2008